Exhibit 10.3(c)

FORM STOCK OPTION GRANT AGREEMENT
CRYSTAL RIVER CAPITAL, INC.
2005 LONG TERM INCENTIVE PLAN

Stock Option Award Agreement

Award No.
You (the “Participant”) are hereby awarded the following stock option (the “Option”) to purchase Common Stock of Crystal River Capital, Inc. (“the “Company”), subject to the terms and conditions set forth in this Stock Option Award Agreement (this “Award Agreement”) and in the Crystal River Capital, Inc. 2005 Long Term Incentive (the “Plan”), which is attached hereto as Exhibit A. You should carefully review these documents, and consult with your personal financial advisor, in order to fully understand the implications of this Award, including your tax alternatives and their consequences.
Terms in this Award Agreement that begin with initial capital letters have the meaning set forth in the Plan, unless otherwise provided in this Award Agreement.
By executing this Award Agreement, you agree to be bound by all of the Plan’s terms and conditions as if they had been set out verbatim in this Award Agreement. In addition, you recognize and agree that all determinations, interpretations, or other actions respecting the Plan and this Award Agreement will be made by the Board of Directors (the “Board”) of Crystal River Capital, Inc. or the Committee pursuant to Section 4 of the Plan, and that such determinations, interpretations or other actions are (unless arbitrary and capricious) final, conclusive and binding upon all parties, including you, your heirs, and representatives.
1. Variable Terms. This Option shall be controlled by and interpreted according to the following terms, subject to the provisions of the Plan in all instances:

Name of Participant:

Type of Stock Option: [Incentive/Non-Incentive] Stock Option.

Number of Shares subject to Option:

Option Exercise Price per Share:	$

Grant Date of Option:

Expiration Date:	[10] years after Grant Date of Option.

Vesting Schedule:	You will vest in the right to exercise this Option in [equal] installments at the rate of on each of , and ; subject in each case to acceleration as provided in the

Plan, to the stockholder approval condition set forth in Section 5 below, and to your Continuous Service (or that of a transferee to the extent provided under Section 7 below) not ending before the vesting date.
2. Term of Option. The term of the Option will expire at 5:00 p.m. (E.D.T. or E.S.T., as applicable) on the Expiration Date.
3. Manner of Exercise. The Option shall be exercised in the manner set forth in the Plan. The amount of Shares for which the Option may be exercised is cumulative; that is, if you fail to exercise the Option for all of the Shares vested under the Option during any period set forth above, then any Shares subject to the Option that are not exercised during such period may be exercised during any subsequent period, until the expiration or termination of the Option pursuant to Sections 2 and 4 of this Award Agreement and the terms of the Plan. Fractional Shares may not be purchased.
4. Termination of Continuous Service. If your Continuous Service with the Company is terminated for any reason, this Option shall terminate on the date on which you cease to have any right to exercise the Option pursuant to the terms and conditions set forth in Section 6 of the Plan.
5. Stockholder Approval Condition. Notwithstanding anything to the contrary contained herein or in the Plan and pursuant to Section 20 of the Plan, this Award is expressly conditioned on the Plan being approved by the stockholders of the Company. Accordingly, you may not exercise this Option until such approval has been obtained, and this Award shall become null, void, and of no force or effect if such approval is not received within the period set forth in Section 20 of the Plan.
6. Designation of Beneficiary. Notwithstanding anything to the contrary contained herein or in the Plan, following the execution of this Award Agreement, you may expressly designate a beneficiary (the “Beneficiary”) to your interest in the Option awarded hereby. You shall designate the Beneficiary by completing and executing a designation of beneficiary agreement substantially in the form attached hereto as Exhibit B (the “Designation of Beneficiary”) and delivering an executed copy of the Designation of Beneficiary to the Company. You may, at any time, change or revoke such designation. A Beneficiary designation, or revocation of a prior Beneficiary designation, shall be effective only if it is made in writing on a form provided by the Company, signed by you and received by the Company. If you do not designate a Beneficiary or the Beneficiary dies prior to the exercise of the Option, your interest in (including the right to exercise) the Option shall become part of your estate.
7. Transfer. This Award Agreement may not be sold, pledged, or otherwise transferred without the prior written consent of the Committee.
8. Notices. Any notice, payment or communication required or permitted to be given by any provision of this Award Agreement shall be in writing and shall be delivered personally or sent by certified mail, return receipt requested, addressed as follows: (i) if to the Company, at the address set forth on the signature page, to the attention of: Board of Directors of Crystal River Capital, Inc.; (ii) if to Participant, at the address set forth below his or her signature on the signature page hereto. Each party may, from time to time, by notice to the other party hereto, specify a new address for delivery of notices to such party hereunder. Any such notice shall be deemed to be delivered, given, and received for all purposes as of the date such notice is received or properly mailed.

9. Binding Effect. Except as otherwise provided in this Award Agreement or in the Plan, every covenant, term, and provision of this Award Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.
10. Modifications. This Award Agreement may be modified as follows: (i) to accelerate the rate at which this Award Agreement may be exercised (including, without limitation, permitting the Award Agreement to be exercised in full without regard to its installment or vesting provisions or to whether the Award Agreement is at the time exercisable) to the extent it has not previously been exercised, (ii) to accelerate the vesting of the Award Agreement, (iii) to extend or renew the Award Agreement, or (iv) to accept the cancellation of the Award Agreement to the extent not previously exercised either for the granting of a new Award Agreement or for other consideration in substitution or replacement hereof.
11. Headings. Section and other headings contained in this Award Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Award Agreement or any provision hereof.
12. Severability. Every provision of this Award Agreement and of the Plan is intended to be severable. If any term hereof is illegal or invalid for any reason, such illegality or invalidity shall not affect the validity or legality of the remaining terms of this Award Agreement.
13. Governing Law. This Award Agreement shall be interpreted, administered and otherwise subject to the laws of the State of New York (disregarding choice-of-law provisions). Any suit with respect to the Award Agreement will be brought in the federal or state courts in the districts which include New York City, New York, and you agree and submit to the personal jurisdiction and venue thereof.
14. Counterparts. This Award Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.
< signature page follows >

     BY YOUR SIGNATURE BELOW, along with the signature of the Company’s representative, you and the Company agree that the Option is awarded under and governed by the terms and conditions of this Award Agreement and the Plan.

CRYSTAL RIVER CAPITAL, INC.

By:

Name:
A duly authorized Director or Officer

	Address:	Three World Financial Center 200 Vesey Street, 10th Floor, New York, New York 10281
The undersigned hereby accepts the terms of this Award Agreement and the Plan.

Participant:	[PARTICIPANT	NAME]

Signature:

Address:

CRYSTAL RIVER CAPITAL, INC.
2005 LONG TERM INCENTIVE PLAN
Exhibit A
Plan Document

CRYSTAL RIVER CAPITAL, INC.
2005 LONG TERM INCENTIVE PLAN
Exhibit B
Designation of Beneficiary
     In connection with the STOCK OPTION AWARD AGREEMENT (the “Award Agreement”) entered into on                     , 20___between Crystal River Capital, Inc. (the “Company”) and                     , an individual residing at                      (the “Participant”), the Participant hereby designates the person specified below as the beneficiary of the Participant’s interest in a stock option to purchase                      shares of Common Stock (as defined in the Award Agreement) of the Company awarded pursuant to the Award Agreement. This designation shall remain in effect until revoked in writing by the Participant.

Name of Beneficiary:

Address:

Social Security No.:

     The Participant understands that this designation operates to entitle the above-named beneficiary to the rights conferred by the Award Agreement from the date this form is delivered to the Company until such date as this designation is revoked in writing by the Participant, including by delivery to the Company of a written designation of beneficiary executed by the Participant on a later date.

Date:

By:

[Participant Name]
Sworn to before me this
___day of                     , 20___

Notary Public

County of

State of